UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

Royalty Pharma plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-39329	98-1535773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 East 59th Street New York , New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 883-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	RPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 5, 2024, MorphoSys AG (“MorphoSys”) and Novartis announced they had entered into an agreement by which Novartis would acquire MorphoSys for €68 per share.

As part of its July 2021 strategic funding partnership with MorphoSys, Royalty Pharma plc (“Royalty Pharma”) committed up to $2.025 billion in funding to MorphoSys to enable the acquisition of Constellation Pharmaceuticals in exchange for royalties, development funding bonds and equity.

Royalty Pharma is entitled to royalties on the following therapies:

•

3% royalty on future net sales of pelabresib, a bromodomain and extra-terminal (BET) inhibitor for myelofibrosis, in development by MorphoSys. A New Drug Application (NDA) for pelabresib is expected to be submitted in the United States and European Union in mid-2024 based on the results of the phase 3 MANIFEST-2 study.

•

3% royalty on future net sales of tulmimetostat, a second-generation enhancer of zeste homolog 2 (EZH2) inhibitor, which is in phase 2 development by MorphoSys for the treatment of hematological malignancies and solid tumors.

•	Tiered, mid-single digit royalty on Tremfya, which is marketed by Johnson and Johnson for psoriasis and psoriatic arthritis, and generated sales of $3.1 billion in full-year 2023.

•	Tiered 3.3% to 4.2% effective royalty on future net sales of trontinemab for Alzheimer’s disease, in development by Roche.

Royalty Pharma provided MorphoSys $300 million in exchange for Development Funding Bonds. MorphoSys will make 36 consecutive payments to Royalty Pharma totaling approximately $660 million (2.2 times the funded amount) to repay the Development Funding Bonds, beginning in the fourth quarter of 2024.

Royalty Pharma also acquired 1,337,552 shares of MorphoSys which would be valued at approximately $100 million at Novartis’ proposed acquisition price and current foreign exchange rates.

Forward-Looking Statements

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this Form 8-K unless stated otherwise, and neither the delivery of this Form 8-K at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof.

This Form 8-K contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of our strategies, financing plans, growth opportunities and market growth. In some cases, you can identify such forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “target,” “forecast,” “guidance,” “goal,” “predicts,” “project,” “potential” or “continue,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the Company. However, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the Company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this Form 8-K are made only as of the date hereof. The Company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROYALTY PHARMA PLC

Date: February 6, 2024	By:	/s/ Terrance Coyne
Terrance Coyne
Chief Financial Officer